OPTION AGREEMENT

         THIS AGREEMENT is made as of the 12th day of November, 1996, by and between Preferred Telecom, Inc., a publicly owned Delaware corporation with principal offices at 12655 N. Central Expressway, Suite 800, Dallas, Texas 75243 ("Preferred") and Bisbro Investments Company Ltd., with an address of PO Box 3216, Safat 13033, Kuwait city, Kuwait, and maintains offices in care of T.R. Winston & Company Incorporated, 1999 Avenue of the Stars, Suite 1950, Los Angeles, CA 90067 ("Bisbro"). Bisbro and Preferred are sometimes hereinafter collectively referred to as the "Parties".

                                    RECITALS

         WHEREAS, in consideration for a Loan rendered by Bisbro to Preferred, Preferred desires to grant an option ("Option") to Bisbro to purchase 600,000 shares of Preferred common stock under the terms and conditions as set forth in this Option Agreement.

         WHEREAS, in reliance upon the respective representations and warranties of Preferred and the terms and conditions hereinafter set forth, Bisbro desires to purchase, and Preferred desires to sell, under the terms set forth herein, the number of shares (the "Shares") of common stock of Preferred (the "Company") desired by Bisbro.

         NOW, THEREFORE, in consideration of the premises and the respective covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. SALE AND PURCHASE OF SECURITIES. Preferred hereby grants Bisbro or its assignee the Option to purchase up to 600,00 shares of Preferred common stock, based upon an anticipated 2:1 reverse split of existing shares, for three
(3) years from the date of execution hereof, based upon an anticipated 2:1 reverse split of existing shares.

         2. PURCHASE PRICE. Preferred agrees to sell to Bisbro the amount of shares of Preferred common stock it desires, at a purchase price on the date of purchase of fifty cents (US$.50) per share ("Purchase Price"), based upon an anticipated 2:1 reverse split of existing shares. Funds paid as consideration for said shares shall be transferred on a DVP basis or by any other means acceptable to the parties, to the account of Preferred in compliance with instructions to be provided at the time of purchase.

         3.       EXERCISE OF OPTION.

                  a. Upon exercise of the option as set forth above, Bisbro or its assignee shall have "piggy back" registration rights, with regard to any registration of an offering of Preferred securities. Preferred shall give notice as promptly as possible of any such proposed registration to Bisbro, and will include the shares of Bisbro upon the same terms of any offering, subject to any requirements, limitations, and/or lockups of the underwriter, if applicable.


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                  b. Preferred will also timely cooperate with, approve, provide and/or deliver opinions and all reasonable documentation, and execute as necessary, any registration statements and documents customarily utilized in connection with any sale of its securities by Bisbro (including any and all amendments thereto including post-effective amendments), standby or other underwriting or selling agreements, instructions to its transfer agent, sales or transfer documentation reasonably requested by Bisbro or its assignee that shall be necessary or required to implement Bisbro, or its assignee's sale, transfer, pledge or hypothecation of the shares under the 33 Act, the securities or "blue sky" laws of the various states or the rules of any governing body having jurisdiction thereof.

                  c. Any registration, sale or transfer may include, but shall not be limited to: (i) transactions made or consummated under or pursuant to a Registration Statement under the 33 Act on Form S-1, S-2, S-3, or SB-2; (ii) transactions made or consummated under or pursuant to an exemptions from registration under the 33 Act under Regulation A, Rule 701, etc.; or (iii) private or other sales of the shares and Warrants under the 33 Act or the rules or regulations adopted thereunder including but not limited to Regulation S and
D. In this regard, the Preferred specifically covenants and agrees to prepare, execute and deliver any and all documentation necessary to cause its securities counsel o publish opinions and deliver written instructions to Preferred's transfer agent within ten 910) business days from the date Bisbro or its designee delivers written request to Preferred for the transfer, sale, and/or removal of restrictive legend (where applicable) of or from the applicable shares, options or warrants.

         4.       MISCELLANEOUS

                  a. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigned of the parties hereto. Nothing in this Agreement, express or implied is intended to confer upon any party, other than the parties hereto, and their respective successors and assigned, any rights, remedies obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  b. This Agreement shall be governed by and construed in accordance with the laws of the state of Colorado.

                  c. This Agreement may be executed in two counterparts via facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  d. The warranties and representations of Bisbro and Preferred contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder.

                  e. Except as herein provided, any provision of this Agreement may be amended or waived only by a written instrument signed by the parties hereto.

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                  f.       In the event a dispute  arises concerning enforcement
of the terms of this Agreement, the prevailing party shall be entitled to its costs and attorney fees.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date and year first written above.

                                Preferred Telecom Inc.



                                        By:/s/ G. Ray Miller
                                           --------------------------
                                           G. Ray Miller, Chairman, CEO



                                         By:/s/ Dennis L. Gundy
                                            -------------------------
                                            Dennis L. Gundy, President

                                            Bisbro Investments Company, Ltd.



                                          By:/s/ Bader A-Rezaihan
                                             ------------------------
                                             Bader A-Rezaihan
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